Contact: Lily Outerbridge
Investor Relations
(441) 298-0760

PLATINUM UNDERWRITERS HOLDINGS, LTD.  REPORTS RECORD
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2007 FINANCIAL RESULTS

HAMILTON, BERMUDA, FEBRUARY 19, 2008 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $102.2 million, or $1.60 per diluted common share, for the quarter ended December 31, 2007 and net income of $357.0 million, or $5.38 per diluted common share, for the year ended December 31, 2007. The results for the quarter ended December 31, 2007 include net premiums earned of $302.0 million, a decrease of 4.3% from the same quarter last year, net favorable development of $28.3 million, compared with net favorable development of $23.7 million in the same quarter last year, and net investment income of $53.6 million, an increase of 5.4% from the same quarter last year.

Michael D. Price, Chief Executive Officer, commented, “Platinum produced record results in 2007 reflecting solid current period underwriting margins, strong investment income, the absence of major catastrophes and favorable prior period development.  Our book value per share increased 20.2% from December 31, 2006 to $34.04 and reflects share repurchases during the year of $240.5 million at an average price of $34.68.”

Mr. Price added, “In response to deteriorating reinsurance market conditions, we cut back our underwriting activity at January 1st.  Our underwriting discipline coupled with greater retention by ceding companies has resulted in approximately 18% less premium bound at January 1st as compared to last year.”

Mr. Price also stated, “Overall, 2007 was another successful year for Platinum. We produced excellent returns while maintaining prudent risk levels. We are strongly capitalized and if the business performs as expected, we anticipate generating excess capital allowing us to continue actively managing our capital base through share repurchases, subject to appropriate valuation constraints.”

Results for the quarter ended December 31, 2007 were summarized as follows:
    • Net income was $102.2 million or $1.60 per diluted common share.
    • Net premiums written were $241.0 million and net premiums earned were $302.0 million.
    • GAAP combined ratio was 75.3%.
    • Net investment income was $53.6 million.

Results for the quarter ended December 31, 2007 compared to the quarter ended December 31, 2006 were summarized as follows:
•	Net income increased $16.2 million (or 18.9%).
•	Net premiums written decreased $34.5 million (or 12.5%) and net premiums earned decreased $13.7 million (or 4.3%).
•	GAAP combined ratio decreased 6.0 percentage points.
•	Net investment income increased $2.7 million (or 5.4%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended December 31, 2007 were $105.6 million, $128.7 million and $6.8 million, respectively, representing 43.8%, 53.4% and 2.8%, respectively, of the total net premiums written. Combined ratios for these segments were 56.8%, 91.7% and 24.6%, respectively. Compared to the quarter ended December 31, 2006, net premiums written increased $14.6 million (or 16.0%) in the Property and Marine segment and decreased $45.1 million (or 25.9%) and $4.0 million (or 37.2%) in the Casualty and Finite Risk segments, respectively.

Results for the year ended December 31, 2007 were summarized as follows:
•	Net income was $357.0 million or $5.38 per diluted common share.
•	Net premiums written were $1.12 billion and net premiums earned were $1.17 billion.
•	GAAP combined ratio was 81.0%.
•	Net investment income was $214.2 million.

  Results for the year ended December 31, 2007 compared to the year ended December 31, 2006 were summarized as follows:
•	Net income increased $27.3 million (or 8.3%).
•	Net premiums written decreased $56.8 million (or 4.8%) and net premiums earned decreased $163.6 million (or 12.2%).
•	GAAP combined ratio decreased 2.6 percentage points.
•	Net investment income increased $26.2 million (or 14.0%).

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the year ended December 31, 2007 were $505.0 million, $584.6 million and $30.2 million, respectively, representing 45.1%, 52.2% and 2.7%, respectively, of the total net premiums written.  Combined ratios for these segments were 60.9%, 97.2% and 73.1%, respectively.  Compared to the year ended December 31, 2006, net premiums written increased $80.1 million (or 18.9%) in the Property and Marine segment, decreased $173.1 (or 22.8%) in the Casualty segment and increased $36.2 million in the Finite Risk segment.

Total assets were $5.08 billion as of December 31, 2007.  Total assets decreased $14.8 million (or 0.3%) from $5.09 billion as of December 31, 2006.  Cash, cash equivalents and fixed maturity investments were $4.46 billion as of December 31, 2007, an increase of $232.6 million (or 5.5%) from $4.23 billion as of December 31, 2006.

Shareholders’ equity was $2.00 billion as of December 31, 2007, an increase of $140.3 million (or 7.6%) from $1.86 billion as of December 31, 2006.  Book value per common share was $34.04 as of December 31, 2007 based on 53.8 million common shares outstanding, an increase of $5.71 (or 20.2%) from $28.33 based on 59.7 million common shares outstanding as of December 31, 2006.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Wednesday, February 20, 2008 at 8:00 a.m. Eastern time.  The call can be accessed by dialing 800-791-4326 (US callers) or 913-312-0402 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Wednesday, February 20, 2008 until midnight Eastern time on Wednesday, February 27, 2008.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode: 5962154.  The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP). Such measures, including segment underwriting income (or loss) and related underwriting ratios are referred to as non-GAAP. These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures, which are used to monitor the results of operations, allow for a more complete understanding of the underlying business. These measures should not be viewed as a substitute for those determined in accordance with GAAP. A reconciliation of such measures to the most comparable GAAP figures such as income before income tax expense and total shareholders’ equity is presented in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  The Company has a financial strength rating of A (Excellent) from A.M. Best Company, Inc.  For further information, please visit Platinum’s website at www.platinumre.com .

Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import.  Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change.  These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company, Inc. rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company's liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, acts of terrorism, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company's plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company's discretion.  As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company.  Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation  to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

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Platinum Underwriters Holdings, Ltd.
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Twelve Months Ended December 31, 2007 and 2006
(amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

Revenue
Net premiums earned	$302,012	315,726	1,173,088	$1,336,701
Net investment income	53,556	50,822	214,222	187,987
Net realized gains (losses) on investments	(94)	1,068	(2,615)	1,090
Other expense	(2,142)	(945)	(5,787)	(2,872)
Total revenue	353,332	366,671	1,378,908	1,522,906

Expenses
Net losses and LAE	145,220	174,936	655,487	760,602
Net acquisition expenses	63,938	65,638	220,330	285,923
Other underwriting expenses	18,159	16,232	74,312	71,296
Corporate expenses	7,959	7,530	29,281	24,194
Net foreign currency exchange (gains) losses	112	(277)	(2,775)	(738)
Interest expense	5,102	5,453	21,470	21,805
Total expenses	240,490	269,512	998,105	1,163,082

Income before income tax expense	112,842	97,159	380,803	359,824
Income tax expense	10,650	11,209	23,825	30,167
Net income	102,192	85,950	356,978	329,657
Preferred dividends	2,602	2,602	10,408	10,382
Net income attributable to common shareholders	$99,590	83,348	346,570	$319,275

Basic
Weighted average common shares outstanding	55,838	59,621	58,631	59,371
Basic earnings per common share	$1.78	1.40	5.91	$5.38

Diluted
Adjusted weighted average common shares outstanding	63,761	67,091	66,404	66,498
Diluted earnings per common share	$1.60	1.28	5.38	$4.96

Comprehensive income
Net income	$102,192	85,950	356,978	$329,657
Other comprehensive income (loss), net of deferred taxes	19,772	2,208	19,950	(3,571)
Comprehensive income	$121,964	88,158	376,928	$326,086

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of December 31, 2007 and December 31, 2006
(amounts in thousands, except per share amounts)

	December 31, 2007	December 31, 2006
	(Unaudited)
Assets
Investments	$3,371,348	$3,350,162
Cash, cash equivalents and short-term investments	1,090,155	878,775
Reinsurance premiums receivable	244,360	377,183
Accrued investment income	34,696	32,682
Reinsurance balances (prepaid and recoverable)	37,348	67,636
Deferred acquisition costs	70,508	82,610
Funds held by ceding companies	165,604	238,499
Other assets	64,731	66,020
Total assets	$5,078,750	$5,093,567

Liabilities
Unpaid losses and loss adjustment expenses	$2,361,038	$2,368,482
Unearned premiums	298,498	349,792
Debt obligations	250,000	292,840
Commissions payable	100,204	140,835
Other liabilities	70,633	83,557
Total liabilities	3,080,373	3,235,506

Total shareholders' equity	1,998,377	1,858,061

Total liabilities and shareholders' equity	$5,078,750	$5,093,567

Book value per common share (a)	$34.04	$28.33
(a) Book value per common share is determined by dividing shareholders' equity, excluding capital attributable to preferred shares, by actual common shares outstanding including unvested restricted common shares.  Unvested restricted common shares were as follows: December 31, 2007 - 55,910; December 31, 2006 -  86,937

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Three Months Ended December 31, 2007 and 2006
($ in thousands)

Three Months Ended December 31, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$105,581	128,660	6,794	$241,035
Net premiums earned	129,065	166,054	6,893	302,012

Net losses and LAE	46,133	103,961	(4,874)	145,220
Net acquisition expenses	17,603	40,470	5,865	63,938
Other underwriting expenses	9,726	7,731	702	18,159
Total underwriting expenses	73,462	152,162	1,693	227,317
Segment underwriting income	$55,603	13,892	5,200	74,695

Net investment income				53,556
Net realized losses on investments				(94)
Net foreign currency exchange losses				(112)
Other expense				(2,142)
Corporate expenses not allocated to segments				(7,959)
Interest expense				(5,102)
Income before income tax expense				$112,842

GAAP underwriting ratios:
Loss and LAE	35.7%	62.6%	(70.7%)	48.1%
Acquisition expense	13.6%	24.4%	85.1%	21.2%
Other underwriting expense	7.5%	4.7%	10.2%	6.0%
Combined	56.8%	91.7%	24.6%	75.3%

Three Months Ended December 31, 2006
Segment underwriting results

Net premiums written	$91,023	173,725	10,825	$275,573
Net premiums earned	106,637	191,173	17,916	315,726

Net losses and LAE	41,024	128,728	5,184	174,936
Net acquisition expenses	15,122	47,692	2,824	65,638
Other underwriting expenses	12,245	3,535	452	16,232
Total underwriting expenses	68,391	179,955	8,460	256,806
Segment underwriting income	$38,246	11,218	9,456	58,920

Net investment income				50,822
Net realized gains on investments				1,068
Net foreign currency exchange gains				277
Other expense				(945)
Corporate expenses not allocated to segments				(7,530)
Interest expense				(5,453)
Income before income tax expense				$97,159

GAAP underwriting ratios:
Loss and LAE	38.5%	67.3%	28.9%	55.4%
Acquisition expense	14.2%	24.9%	15.8%	20.8%
Other underwriting expense	11.5%	1.8%	2.5%	5.1%
Combined	64.2%	94.0%	47.2%	81.3%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting
For the Twelve Months Ended December 31, 2007 and 2006
($ in thousands)

Twelve Months Ended December 31, 2007 (Unaudited)
Segment underwriting results	Property and Marine	Casualty	Finite Risk	Total

Net premiums written	$505,010	584,605	30,192	$1,119,807
Net premiums earned	502,291	637,856	32,941	1,173,088

Net losses and LAE	195,398	444,701	15,388	655,487
Net acquisition expenses	68,351	145,969	6,010	220,330
Other underwriting expenses	42,422	29,194	2,696	74,312
Total underwriting expenses	306,171	619,864	24,094	950,129
Segment underwriting income	$196,120	17,992	8,847	222,959

Net investment income				214,222
Net realized losses on investments				(2,615)
Net foreign currency exchange gains				2,775
Other expense				(5,787)
Corporate expenses not allocated to segments				(29,281)
Interest expense				(21,470)
Income before income tax expense				$380,803

GAAP underwriting ratios:
Loss and LAE	38.9%	69.7%	46.7%	55.9%
Acquisition expense	13.6%	22.9%	18.2%	18.8%
Other underwriting expense	8.4%	4.6%	8.2%	6.3%
Combined	60.9%	97.2%	73.1%	81.0%

Twelve Months Ended December 31, 2006

Segment underwriting results

Net premiums written	$424,929	757,675	(5,991)	$1,176,613
Net premiums earned	448,959	764,341	123,401	1,336,701

Net losses and LAE	145,900	522,815	91,887	760,602
Net acquisition expenses	70,905	188,717	26,301	285,923
Other underwriting expenses	39,887	27,022	4,387	71,296
Total underwriting expenses	256,692	738,554	122,575	1,117,821
Segment underwriting income	$192,267	25,787	826	218,880

Net investment income				187,987
Net realized gains on investments				1,090
Net foreign currency exchange gains				738
Other expense				(2,872)
Corporate expenses not allocated to segments				(24,194)
Interest expense				(21,805)
Income before income tax expense				$359,824

GAAP underwriting ratios:
Loss and LAE	32.5%	68.4%	74.5%	56.9%
Acquisition expense	15.8%	24.7%	21.3%	21.4%
Other underwriting expense	8.9%	3.5%	3.6%	5.3%
Combined	57.2%	96.6%	99.4%	83.6%

The GAAP underwriting ratios are calculated by dividing each item above by net premiums earned.